    As filed with the Securities and Exchange Commission on August 15, 1996
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                          EXTENDED STAY AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     36-3996573
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                   Identification Number)
                          500 EAST BROWARD BOULEVARD
                         FT. LAUDERDALE, FLORIDA 33394
             (Address of Registrant's Principal Executive Offices)
                               __________________
    EXTENDED STAY AMERICA, INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN;

             EXTENDED STAY AMERICA, INC. 1995 STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS;

    EXTENDED STAY AMERICA, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN;

                                      AND

                     HAROLD E. WRIGHT EMPLOYMENT AGREEMENT
                           (Full Title of the Plans)
             ROBERT A. BRANNON                               COPIES TO:
  SENIOR VICE PRESIDENT, CHIEF FINANCIAL AND           D. MARK MCMILLAN, ESQ.
      OFFICER, SECRETARY AND TREASURER                   BELL, BOYD & LLOYD
        EXTENDED STAY AMERICA, INC.                    70 WEST MADISON STREET
        500 EAST BROWARD BOULEVARD                    CHICAGO, ILLINOIS  60602
       FT. LAUDERDALE, FLORIDA 33394                       (312) 372-1121
              (954) 713-1600
                     (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)
                               __________________
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                      PROPOSED          PROPOSED
                                                    AMOUNT            MAXIMUM           MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE       AGGREGATE     REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED(1)        PER UNIT       OFFERING PRICE       FEE
- -----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share (2)    5,363,656 Shares        $8.72         $46,771,080.32     $16,127.96
- -----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share (3)    3,610,464 Shares      $15.375(4)       $55,510,884(4)    $19,141.68
=================================================================================================================

  (1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the respective plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

  (2) This amount reflects an aggregate of 5,363,656 shares of Common Stock which are issuable pursuant to options granted at a weighted average exercise price of $8.72 per share under the following plans: the Extended Stay America, Inc. Amended and Restated 1995 Stock Option Plan (the "1995 Plan") -- 3,347,478 shares; the Extended Stay America, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan") -- 1,856,178 shares; and the Extended Stay America, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") -- 160,000 shares.

  (3) This amount reflects an aggregate of 3,610,464 shares of Common Stock which are issuable under the following plans: the 1995 Plan -- 6,642 shares; the 1996 Plan -- 3,143,822 shares; the Directors' Plan -- 320,000 shares; and the Employment Agreement dated as of March 18, 1996 between ESA Development, Inc. and Harold E. Wright (the "Wright Agreement") -- 140,000 shares.

  (4) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on August 13, 1996, as reported in The Wall Street Journal.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be included herewith.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  DOCUMENTS INCORPORATED BY REFERENCE.

     This registration statement on Form S-8 relates to the registration of shares of common stock of Extended Stay America, Inc. (the "Company"), $.01 par value per share (the "Common Stock").

     The Company incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, dated February 29, 1996;

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (1) above; and

          (3) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form S-1 (Reg. No. 33-98452), which description is incorporated by reference in the Company's registration statement on Form 8-A filed on December 8, 1995 for the registration of the Common Stock under Section 12(g) of the Exchange Act, including all amendments thereto.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees.

     The Company's Restated Certificate of Incorporation and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8. EXHIBITS

     The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere herein and is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS

     (a) The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(g) Inapplicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)-(j) Inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on August 14, 1996.

                                     EXTENDED STAY AMERICA, INC.

                                         /s/ George D. Johnson, Jr.
                                     By: _____________________________________
                                         George D. Johnson, Jr.
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS GEORGE D. JOHNSON, JR. AND ROBERT A. BRANNON, AND EACH OF THEM SEVERALLY, ACTING ALONE AND WITHOUT THE OTHER, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH AUTHORITY TO EXECUTE IN THE NAME OF EACH SUCH PERSON AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH ANY EXHIBITS THERETO AND OTHER DOCUMENTS THEREWITH, ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT NECESSARY OR ADVISABLE TO ENABLE THE REGISTRANT TO COMPLY WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY RULES, REGULATIONS, AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, WHICH AMENDMENTS MAY MAKE SUCH OTHER CHANGES IN THE REGISTRATION STATEMENT AS THE AFORESAID ATTORNEY-IN-FACT EXECUTING THE SAME DEEMS APPROPRIATE.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 14, 1996.


          SIGNATURE                                  TITLE
          ---------                                  -----

  PRINCIPAL EXECUTIVE OFFICER:



   /s/ George D. Johnson, Jr.        President and Chief Executive Officer
 ______________________________
     George D. Johnson, Jr.


  PRINCIPAL FINANCIAL OFFICER:



     /s/ Robert A. Brannon       Senior Vice President, Chief Financial Officer,
    ------------------------               Secretary, and Treasurer
       Robert A. Brannon


  PRINCIPAL ACCOUNTING OFFICER:



     /s/ Gregory R. Moxley               Vice President and Controller
    ------------------------
       Gregory R. Moxley

             SIGNATURE                               TITLE
             ---------                               -----

    A MAJORITY OF THE DIRECTORS:



       /s/ H. Wayne Huizenga                        Director
     -------------------------
         H. Wayne Huizenga



        /s/ Donald F. Flynn                         Director
     -------------------------
          Donald F. Flynn



     /s/ George D. Johnson, Jr.                     Director
     --------------------------
       George D. Johnson, Jr.



                                                    Director
     --------------------------
        Stewart H. Johnson



          /s/ John J. Melk                          Director
     --------------------------
            John J. Melk



         /s/ Peer Pedersen                          Director
     --------------------------
           Peer Pedersen

                          EXTENDED STAY AMERICA, INC.

                                 EXHIBIT INDEX
                                 -------------


    EXHIBIT
    NUMBER                       DESCRIPTION OF EXHIBIT
    ------                       ----------------------

      4.1     Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1, Registration No. 33-98452)
      4.2     Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, Registration No. 33-98452)
      4.3     Specimen certificate representing shares of Common Stock
                 (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, Registration No. 33-98452)
      5.1     Opinion of Bell, Boyd & Lloyd
     23.1     Consent of Coopers & Lybrand L.L.P.
     23.2     Consent of Bell, Boyd & Lloyd (contained in Exhibit 5.1)
     24.1     Power of Attorney (included on the signature page of this
                 registration statement)